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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                        DATE OF REPORT --January 20, 1995
                       (Date of earliest event reported)

                               MEDIQ INCORPORATED
             (Exact name of Registrant as specified in its charter)

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
              DELAWARE                               1-8147                              51-0219413
      (State of incorporation)              (Commission file number)                   (IRS employer
                                                                                   identification number)
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                     ONE MEDIQ PLAZA, PENNSAUKEN, NJ 08110
               (Address of principal executive offices, zip code)

                            AREA CODE (609) 665-9300
                               (Telephone number)
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ITEM 5. OTHER EVENTS.

     The Registrant announced on January 20, 1995 that its Board of Directors has formed a Special Committee for the purpose of exploring alternate ways to maximize shareholder value. Among those matters to be considered by the Special Committee are the possible sale of all or substantially all the stock or assets of MEDIQ, its wholly-owned subsidiaries or its interests in its partially owned subsidiaries to a buyer or group of buyers, which may include members of the management of MEDIQ and its subsidiaries. The Special Committee has retained the investment banking firm of Lazard Freres & Co. to act as its exclusive financial advisor to assist it in considering these alternatives.

     MEDIQ does not presently intend to make any additional public announcements with respect to these matters until such time as its Special Committee concludes its review of the alternative ways to enhance shareholder value.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

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(c)        Exhibits
99         Press Release, dated January 20, 1995.                                                                         3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDIQ Incorporated____________________
                                          (Registrant)

                                          /S/__MICHAEL F. SANDLER_______________
                                          Michael F. Sandler
                                          Senior Vice President -- Finance
                                            & Chief Financial Officer

Date: January 25, 1995

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